================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                              PICO HOLDINGS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                               PICO HOLDINGS, INC.
                         875 PROSPECT STREET, SUITE 301
                           LA JOLLA, CALIFORNIA 92037

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


The Annual Meeting of Shareholders of PICO Holdings, Inc., a California corporation (the "Company"), will be held at the Museum of Contemporary Art, in the Coast Room, 700 Prospect Street, La Jolla, California 92037 on Friday, August 18, 2000 at 9:00 a.m. (PDT) for the following purposes:

1. To elect two directors, for which positions the Board of Directors has nominated Richard D. Ruppert, M.D. and S. Walter Foulkrod, III, Esq., to serve for three years until the annual meeting of shareholders in the year 2003 and until their respective successors have been duly elected and qualified.

2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.

3. To amend Article III of the Company's Articles of Incorporation to eliminate the authorization of Preferred Stock.

4.       To approve the Company's 2000 Nonstatutory Stock Option Plan.

5. To transact such other business as may be properly brought before the meeting and any adjournment thereof.

Shareholders of record at the close of business on June 30, 2000 will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                                             By Order of the Board of Directors


                                             /s/ Ronald Langley

                                             Ronald Langley
                                             Chairman of the Board

Dated:  July 7, 2000


TO ASSURE YOUR REPRESENTATION AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY BY APPROPRIATE WRITTEN NOTICE OR BY VOTING IN PERSON AT THE MEETING. PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES AND YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                               PICO HOLDINGS, INC.
                         875 PROSPECT STREET, SUITE 301
                           LA JOLLA, CALIFORNIA 92037

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 18, 2000

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of PICO Holdings, Inc., a California corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Museum of Contemporary Art, Coast Room, 700 Prospect Street, La Jolla, California 92037, at 9:00 a.m. (PDT) on Friday, August 18, 2000 and at any postponement or adjournment thereof. The proxy may be revoked by appropriate written notice at any time before it is exercised or by voting in person at the meeting.

GENERAL INFORMATION

A copy of the Company's Annual Report to Shareholders for 1999 accompanies this Proxy Statement. The Annual Report and these proxy solicitation materials are being mailed on or about July 11, 2000 to all shareholders entitled to vote at the meeting.

As of June 30, 2000, the record date for the determination of shareholders entitled to vote at the Annual Meeting, 12,390,096 shares of Common Stock of the Company were issued and outstanding, excluding 4,394,127 treasury shares. Each share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting, except for the 4,394,127 shares held by the Company and subsidiaries of the Company which may not be voted.

In voting for the election of directors, shareholders have cumulative voting rights. Accordingly, each shareholder may cumulate such voting power as such shareholder possesses and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or distribute such shareholder's votes on the same principle among two or more candidates, as such shareholder sees fit. However, no shareholder is entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless at least one shareholder has given notice, at the Annual Meeting prior to the voting, of the shareholder's intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for nominated candidates.

The proxy, if returned properly executed and not subsequently revoked by written notice delivered to the Secretary of the Company or by the shareholder voting in person at the Annual Meeting, will be voted in accordance with the choice made by the shareholder thereon. If a choice is not made with respect to any issue, the proxy will be voted for the items described in this Proxy Statement. If cumulative voting is permitted in the election of directors at the Annual Meeting, the proxy holders shall have discretion as to the manner in which votes represented by the proxy are to be cumulated, unless the proxy indicates the manner in which such votes shall be cumulated.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting who will also determine whether or not a quorum is present. The inspectors of election will treat abstentions, and any shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote on a particular matter, as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present with respect to that matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of June 30, 2000, with respect to the beneficial ownership of the Company's Common Stock entitled to vote by each person known by the Company to be the beneficial owner of more than 5% of Common Stock, and by each director, each Named Officer (as defined below) and all executive officers and directors as a group. Except as otherwise indicated, each person has sole investment and voting power, subject to community property laws. Unless otherwise indicated, the business address for each person is 875 Prospect Street, Suite 301, La Jolla, CA 92037.

                                               NUMBER OF SHARES AND NATURE   PERCENTAGE OWNERSHIP OF
NAME AND ADDRESS OF BENEFICIAL OWNER           OF BENEFICIAL OWNERSHIP (1)        VOTING SHARES
------------------------------------           ---------------------------        -------------
Ronald Langley(2)(4)                                    3,974,754                      30.7%

John R. Hart(3)(4)                                      3,972,143                      30.5%

Robert R. Broadbent                                        10,949                         *

Carlos C. Campbell                                            -0-                         *

S. Walter Foulkrod, III, Esq                                1,652                         *

Richard D. Ruppert, MD (5)                                  7,298                         *

John D. Weil (6)                                        4,048,892                      32.7%

David A. Williams                                         105,000                         *

Richard H. Sharpe (7)                                      68,075                         *

Gary W. Burchfield (8)                                     47,272                         *

James F. Mosier (9)                                        47,303                         *


PICO Equity Investors, L.P. (10)                        3,333,333                      26.9%

Executive Officers and Directors                        5,656,983                      41.2%
as a Group (13 persons)

*Less than one percent (1%)
----------

(1)      Sole voting and investment power unless otherwise indicated.

(2) Of these shares, 555,863 represent beneficial ownership of options exercisable within the next 60 days. 2,375 shares are held in the Company's 401(k) Plan. Mr. Langley owns a membership interest in PICO Equity Investors Management, LLC which has voting control of 3,333,333 shares of the Company.

(3) Of these shares, 613,170 represent beneficial ownership of options exercisable within the next 60 days. Mr. Hart owns a membership interest in PICO Equity Investors Management, LLC which has voting control of 3,333,333 shares of the Company. The number of shares shown above does not include 19,940 shares of the Company held in a deferred compensation plan Rabbi Trust for Mr. Hart.

(4) Mr. Langley and Mr. Hart formerly had stock options, granted in 1995, to purchase shares of Global Equity Corporation; these shares were converted on December 17, 1998 into economically equivalent stock options to purchase shares of the Company. Mr. Langley and Mr. Hart each had 1993 call option agreements with Guinness Peat Group plc in August 1998, the Company assumed Guinness Peat Group's obligations with respect to these 412,846 options. Mr. Langley exercised 57,307 of his call options in December 1998 and has 149,116 call options remaining. Mr. Hart has not exercised any call options and has 206,423 call options remaining.

(5)      Dr. Ruppert shares voting and investment power with his wife.

(6) Of these shares, 660,558 are owned by a partnership which Mr. Weil controls. Mr. Weil owns a membership interest in PICO Equity Investors Management, LLC which has voting control of 3,333,333 shares of the Company.

(7) Of these shares, 60,119 represent beneficial ownership of options exercisable within the next 60 days. In addition, 3,447 shares are held in the Company's 401(k) Plan.

(8) Of these shares, 42,083 represent beneficial ownership of options exercisable within the next 60 days. In addition, 994 shares are held in the Company's 401(k) Plan.

(9) Of these shares, 42,083 represent beneficial ownership of options exercisable within the next 60 days. In addition, 2,371 shares are held in the Company's 401(k) Plan.

(10) Pursuant to a rights offering conducted by the Company in March 2000, an investment partnership named PICO Equity Investors, L.P. acquired on March 28, 2000, 3,333,333 newly issued shares which were not subscribed for in the rights offering. PICO Equity Investors, L.P. is managed by PICO Equity Investors Management, LLC. PICO Equity Investors Management, LLC is owned by Mr. Langley, Mr. Hart and Mr. Weil. PICO Equity Investors Management, LLC will exercise all voting and investment decisions with respect to these 3,333,333 shares for up to ten years. The interest of PICO Investors Management, LLC in any profits and losses earned on this investment will be proportional to the capital contributions made to PICO Equity Investors, L.P. by the partners, i.e., 1,000/50,001,000. There are no other fees or other management compensation of any kind payable to Mr. Langley, Mr. Hart, and Mr. Weil.

                            1. ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. Two directors of the Company are to be elected for terms ending at the Annual Meeting of Shareholders in the year 2003 or until their respective successors have been duly elected and qualified.

Unless otherwise instructed, the proxy holders named on the enclosed form of proxy intend to distribute the votes represented by proxies in such proportions as they deem desirable to elect the two nominees named below or their substitutes. Although it is not contemplated that any nominee will decline or be unable to serve, if either occurs prior to the Annual Meeting, a substitute nominee will be selected by the Board of Directors. See "Stock Ownership of Certain Beneficial Owners and Management" for the number of shares of Common Stock beneficially owned by these nominees.

The following table sets forth information regarding the nominees for election as directors and the other directors whose terms of office as directors will continue after the Annual Meeting, including their ages, a brief description of their business experience, certain directorships held by each of them and the year in which each became a director of the Company.

The nominees for election as directors receiving the highest numbers of votes shall be elected. THE COMPANY'S BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES FOR ELECTION LISTED BELOW.

        DIRECTOR NAME                            BUSINESS EXPERIENCE                                          AGE        SINCE
        -------------                            -------------------                                          ---        -----
NOMINEES STANDING FOR ELECTION FOR TERMS ENDING IN 2003:

S. Walter Foulkrod, III, Esq.      Attorney; owner of S. Walter Foulkrod, III & Associates, Attorneys at      58        1996
                                   Law, Harrisburg, PA, since 1994; President and Chairman of Foulkrod,
                                   Reynolds & Havas, PC, from 1984 to 1994; Director of Physicians
                                   Insurance Company of Ohio ("Physicians") since 1988.

Richard D. Ruppert, MD             Physician; President of Medical College of Ohio from 1978 to 1993;         69        1996
                                   President of American Society of Internal Medicine from 1992 to 1993;
                                   Director of Physicians since 1988.

DIRECTORS WITH TERMS ENDING IN 2001:

Robert R. Broadbent                Retail consultant since 1989; Chairman of Higbee Company from 1984 to      78          1996
                                   1989; President, CEO, Director and Vice Chairman of the Higbee Company
                                   from 1979 to 1984; President and Chief Executive Officer of Liberty
                                   House - Mainland from 1976 to 1978; Chairman and CEO of Gimbel's from
                                   1973 to 1976; Director of Physicians from 1993 to 1995.

Carlos C. Campbell                 President of C.C. Campbell & Company, Reston, Virginia, since 1985;        62         1998
                                   Director of Resource America, Inc., Fidelity Mortgage Funding, Inc., and
                                   Passport Health.

David A. Williams                  CEO of Beutel Goodman & Co. Ltd. From 1991 to 1995; President,             57         1998
                                   Roxborough Holdings Limited, Toronto, Ontario since 1995; Director of
                                   Global Equity Corporation, Enhanced Marketing Services, Equisure
                                   Financial Network, FRI Corporation, Krystal Bond Corporation, Octagon
                                   Industries Ltd., Phoenix Duff and Phelps Corp., Pinetree Capital
                                   Corporation, Micropulse Inc., Radiant Energy Corporation, and Signature
                                   Brands Ltd.

DIRECTORS WITH TERMS ENDING IN 2002:

John R. Hart                       President and CEO and Director of the Company since 1996; President of      40          1996
                                   Quaker Holdings Limited, an investment company, since 1991; Principal with Detwiler, Ryan & Company, Inc., an investment bank, from 1982 to
                                   1991; Director of Physicians since 1993; President and CEO of Physicians since 1995; President and CEO and Director of Global Equity Corporation
                                   since 1995; Director of PC Quote, Inc.

Ronald Langley                     Chairman and Director of the Company since 1996; Director and executive    55        1996
                                   officer of Pacific Southwest Corporation, a strategic investment company, from 1989 to 1992; Director of Physicians since 1993; Chairman of Physicians since 1995: Chairman and Director of Global Equity
                                   Corporation since 1995; Director of PC Quote, Inc.

John D. Weil                       President, Clayton Management Company, a strategic investment company;     59        1996
                                   Director of Todd Shipyards Corporation, Oglebay Norton Company, Southern
                                   Investors Service Company, Inc., Allied Health Products, Inc., and
                                   Baldwin & Lyons, Inc.

             2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company's Board of Directors is seeking shareholder ratification of its selection of Deloitte & Touche LLP to serve as the Company's auditors for the fiscal years ending December 31, 1999 and December 31, 2000. Deloitte & Touche LLP has previously served as the auditors of the Company since July 1997. It is anticipated that representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make any statements they may desire, and will be available to respond to appropriate questions from PICO shareholders. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting. THE COMPANY'S BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

            3. AMENDMENT OF ARTICLE III OF THE COMPANY'S ARTICLES OF
                 INCORPORATION TO ELIMINATE THE PREFERRED STOCK

Article III of the Company's Articles of Incorporation presently authorizes two classes of stock: one hundred million shares of Common Stock and two million shares of Preferred Stock.

No Preferred shares are issued or outstanding and management and the Board of Directors have no plans to issue any Preferred shares. The Board of Directors is of the opinion that the existence of the Preferred shares, although none have been issued, may possibly constitute an impediment to realizing the Company's value. Therefore, the Board of Directors has recommended that ARTICLE III of the Company's Articles of Incorporation be amended to eliminate the Preferred shares. If the shareholders approve the amendment of ARTICLE III to eliminate the Preferred shares, ARTICLE III would read as follows:

                                   ARTICLE III
         This corporation is authorized to issue one (1) class of shares, designated as "Common Stock." The number of shares of Common Stock authorized to be issued is one hundred million (100,000,000). The par value of each share is one tenth of one cent (0.001).

The proposed amendment of ARTICLE III requires the affirmative vote of the holders of a majority of the outstanding shares of the Company entitled to vote at the meeting. THE COMPANY'S BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

        4. APPROVAL OF THE COMPANY'S 2000 NONSTATUTORY STOCK OPTION PLAN

         At the Annual Meeting, the shareholders will be asked to approve the PICO Holdings, Inc. 2000 Nonstatutury Stock Option Plan (the "2000 Plan"). On April 7, 2000 (the "Effective Date"), the Company's Board of Directors adopted the 2000 Plan, subject to its approval by the shareholders, in order to augment the Physicians Insurance Company of Ohio 1995 Nonstatutory Stock Option Plan (the "Physicians Plan").

         The Board of Directors believes that in order to successfully attract and retain the best possible candidates for positions of responsibility the Company must continue to offer a competitive equity incentive program. As of June 30, 2000, only 5,000 shares remained available for future stock option grants under the Physicians Plan. The proposed 2000 Plan is intended to ensure that the Company will continue to have available a reasonable number of shares for its stock option program. It authorizes an additional 1,200,000 shares of the Company's common stock to be made available for stock option grants. The 2000 Plan also provides for the periodic grant of stock options to the nonemployee members of the Board of Directors in amounts determined by a formula described below.

         The 2000 Plan also provides for the periodic grant of stock options to the nonemployee members of the Board of Directors in amounts determined by a formula as described below. The Compensation Committee reviewed director compensation, and recommended to the Board of Directors, in line with a recent study performed by William M. Mercer, Incorporated, that the Company's compensation for nonemployee directors was below that of director's compensation for peer companies. To bring the Company's nonemployee director compensation up to a level competitive with that of companies of comparable size and to enable the Company to continue to attract and retain qualified directors, William M. Mercer, Incorporated recommended that the Company's compensation for nonemployee directors include an element consisting of stock options to bring total nonemployee director's compensation up to competitive levels and to align nonemployee director's compensation with the long term interests of the Company's shareholders.

SUMMARY OF THE 2000 PLAN

         The following summary of the 2000 Plan is qualified in its entirety by the specific language of the 2000 Plan, a copy of which is available to any shareholder upon request.

         GENERAL. The purpose of the 2000 Plan is to advance the interests of the Company and its shareholders by providing an incentive to attract, retain and reward the Company's employees, directors and consultants and by motivating them to contribute to the Company's goals. The 2000 Plan provides for the grant of nonstatutory stock options, that is, options not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

         SHARES SUBJECT TO 2000 PLAN. A maximum of 1,200,000 of the authorized but unissued or reacquired shares of the Company's common stock may be issued under the 2000 Plan. Appropriate adjustments will be made to the shares subject to the 2000 Plan and the "Grant Limit" described below and to outstanding options upon any merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company. If any outstanding option expires, terminates or is canceled, or if shares acquired pursuant to an option are repurchased by the Company at their original exercise price, the expired or repurchased shares are returned to the 2000 Plan and again become available for grant.

         To enable the Company to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with options that may be granted under the 2000 Plan, the plan is designed to qualify such compensation as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. To comply with Section 162(m), the 2000 Plan limits the number of shares for which options may be granted to any employee. Under this limitation, no employee (or prospective employee) may be granted options for more than 500,000 shares in any fiscal year (the "Grant Limit"). The Grant Limit is subject to appropriate adjustment in the event of certain changes in the Company's capital structure, as previously described. No option granted under the 2000 Plan may become exercisable unless and until the Plan is approved by the Company's shareholders.

         ADMINISTRATION. The 2000 Plan will be administered by the Board of Directors or a duly appointed committee of the board, which, in the case of options intended to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code, must be comprised solely of two or more "outside directors" within the meaning of Section 162(m). (For the purposes of this discussion, the term "board" refers to either the Board of Directors or a committee of the board.) Subject to the provisions of the 2000 Plan and with the exception of options granted automatically to nonemployee directors as described below, the board determines the persons to whom options are to be granted, the number of shares to be covered by each option, the timing and terms of exercisability and vesting of each option, the purchase price and the type of consideration to be paid to the Company upon the exercise of each option, the time of expiration of each option, and all other terms and conditions of the options. The board may amend, modify, extend, cancel or renew any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option. The 2000 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from the person's action or failure to act in administering the 2000 Plan. The board will interpret the 2000 Plan and options granted under it, and all determinations of the board will be final and binding on all persons having an interest in the 2000 Plan or any option.

         ELIGIBILITY. Options may be granted under the 2000 Plan to employees , directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, options may be granted to prospective service providers in connection with written offers of employment or other service relationship, provided that no shares may be purchased prior to such person's commencement of service. As of June 30, 2000, the Company and its subsidiaries had approximately 148 employees, including 15 executive officers and 6 directors and consultants who would be eligible under the 2000 Plan.

         TERMS AND CONDITIONS OF OPTIONS. Each option granted under the 2000 Plan will be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2000 Plan. All options must have an exercise price equal to at least 85% of the fair market value of a share of the Company's common stock on the date of grant, except for any options granted in substitution for options in certain corporate reorganizations in a manner that would qualify under Section 424(a) of the Internal Revenue Code. As of June 16, 2000, the closing price of the Company's common stock, as reported on the Nasdaq National Market, was $13.0625 per share.

         The 2000 Plan provides that the option exercise price may be paid in cash, by check or cash equivalent; by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option; to the extent legally permitted, by surrender to the Company of shares of its common stock owned by the optionee having a fair market value not less than the exercise price or by means of a promissory note if the optionee is an employee; by such other lawful consideration as approved by the board; or by any combination of these. Nevertheless, the board may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

         Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the board. The maximum term of any option granted under the 2000 Plan is 20 years, provided that an option granted to a nonemployee member of the board will have a term of ten years. An option generally will remain exercisable for six months following the optionee's termination of service. However, if such termination results from the optionee's death or disability, the option generally will remain exercisable for 12 months. In any event, the option must be exercised no later than its expiration date.

         Options granted under the 2000 Plan are generally nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee except to the extent permitted by the board and set forth in the option agreement.

         AUTOMATIC GRANT OF NONEMPLOYEE DIRECTOR OPTIONS. In addition to authorizing the board to grant options to employees, directors and consultants on a discretionary basis, the 2000 Plan provides for the nondiscretionary, automatic grant of options to nonemployee directors, that is, members of the board who, at the time of grant, are not employees of the Company or of any parent or subsidiary of the Company. On the Effective Date, each nonemployee director then in office was granted an option (an "Effective Date Option") to purchase 1,500 shares of the Company's common stock provided that the option will not be exercisable prior to approval of the 2000 Plan by the Company's shareholders and will terminate if such approval is not received at an exercise price of $15.00 per share. In addition, on the dates of the 2001 annual meeting of the shareholders and each subsequent Annual Meeting during the term of the 2000 Plan, each nonemployee director remaining in office after the Annual Meeting will be granted automatically an option (an "Annual Option") to purchase a number of shares of common stock determined by dividing $15,000 by the Black-Scholes value per share subject to the option, as determined by the Company's independent auditors on the same basis as would apply to such options for the purposes of disclosure in the Company's financial statements. The exercise price per share under each Effective Date Option is $15.00. The closing price of the Company's common stock on the Effective Date as reported on the Nasdaq National Market was $11.1875. The exercise price per share under each Annual Option will equal the fair market value of a share of the Company's common stock on the date of grant, generally the closing price reported on the Nasdaq National Market. Unless earlier terminated under the terms of the 2000 Plan, each nonemployee director option will expire ten years after grant. With the exception of the Effective Date Options, nonemployee director options will be exercisable in full on and after their date of grant. Nonemployee director options will remain exercisable for six months following the director's termination of service unless such termination results from the director's death, disability or a Change in Control as described below, in which case the option will remain exercisable for 12 months, provided that in no event may the option be exercised after its expiration date.

         CHANGE IN CONTROL. The 2000 Plan defines a "Change in Control" of the Company as any of the following events upon which the shareholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the stock of the Company, its successor or the corporation to which the assets of the Company were transferred, as the case may be: (i) a sale or exchange by the shareholders in a single or series of related transactions of more than 50% of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

         If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof may either assume the Company's rights and obligations under the outstanding options or substitute substantially equivalent options for the acquirer's stock. The 2000 Plan permits the board, in granting any option, to provide in the option agreement that if the outstanding option is not assumed or replaced upon a Change in Control then its vesting and exercisability will be accelerated effective ten days prior to the Change in Control to such extent, if any, as specified by the board in the option agreement. Options that are not assumed, replaced or exercised prior to a Change in Control will terminate. In addition, the 2000 Plan permits the board to provide in any option agreement that if, within 12 months following a Change in Control, the optionee's service is involuntarily terminated without cause (as defined in the plan) or the optionee resigns for good reason (as defined in the plan), then the vesting and exercisability of the option will be accelerated to such extent, if any, as specified by the board in the option agreement, and the option will remain exercisable for up to 12 months after the date of the optionee's termination of service (but not beyond the option's expiration date).

         TERMINATION OR AMENDMENT. The 2000 Plan will continue in effect until the earlier of its termination by the board or the date on which all shares available for issuance under the plan have been issued and all restrictions on such shares under the terms of the plan and the agreements evidencing options granted under the plan have lapsed. The board may terminate or amend the 2000 Plan at any time. However, without shareholder approval, the board may not amend the 2000 Plan to increase the total number of shares of common stock issuable thereunder or effect any other change that would require shareholder approval under applicable law. No termination or amendment may affect an outstanding option unless expressly provided by the board, and, in any event, may not adversely affect an outstanding option without the consent of the optionee, unless the amendment is necessary to comply with applicable law.

SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law of participation in the 2000 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

         Options granted under the 2000 Plan are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code and, therefore, will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to the Company's right to repurchase them at the original exercise price upon the optionee's termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Internal Revenue Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

NEW PLAN BENEFITS

         On April 7, 2000, the date on which it adopted the 2000 Plan, the Board of Directors approved the grant of options to selected employees, and Effective Date Options were granted under the terms of the 2000 Plan to the nonemployee directors. However, the 2000 Plan provides that such options may not be exercised and will terminate if the shareholders do not approve the 2000 Plan. The Board of Directors established an exercise price of $15.00 per share under these options. On April 7, 2000, the closing price per share of the Company's common stock as reported on the Nasdaq National Market was $11.1875.

         With the exception of the future automatic grant of options to nonemployee directors, all options will be granted under the 2000 Plan at the discretion of the Board of Directors, and, accordingly, are not yet determinable. In addition, benefits under the 2000 Plan will depend on a number of factors, including the fair market value of the Company's common stock on future dates and the exercise decisions made by the optionees. Consequently it is not possible to determine the benefits that might be received by optionees receiving discretionary grants under the 2000 Plan. Furthermore, with respect to options to be granted automatically to nonemployee directors on the dates of subsequent annual meetings, the number of shares subject to each option will depend on the values of the factors taken into account in applying the Black-Scholes option pricing model. These include the fair market value of the Company's common stock on the grant date, the option exercise price, the expected life of the option, the expected stock price volatility, the expected dividends on common stock, and the risk-free interest rate for the expected term of the option.

         The following table sets forth (i) the numbers of shares subject to options granted to certain persons and groups of persons subject to the approval of the 2000 Plan by the shareholders, and (ii) the numbers of shares that would have been granted on July 19, 1999 the date of last year's annual meeting of shareholders, to those nonemployee directors remaining in office immediately following that annual meeting had the 2000 Plan been in effect and had the number of shares subject to such options been determined by the Black-Scholes formula method provided under the 2000 Plan for nonemployee director options to be granted on the dates of the annual meetings in 2001 and subsequent years during the term of the 2000 Plan.

---------------------------------------- -------------------------------------- --------------------------------------
                                                          (i)                   (ii)

                                                                                Options that Would Have Been Granted
                                                                                   to Nonemployee Directors under
                                           Options Granted on April 7, 2000      Black-Scholes Formula Had 2000 Plan
                                          Subject to Shareholder Approval of       Been in Effect on Date of 1999
                                                     the 2000 Plan                         Annual Meeting

Name and Position                                    No. of Shares                          No. of Shares
---------------------------------------- -------------------------------------- --------------------------------------
John R. Hart, President and Chief                       456,586                                  0
Executive Officer
---------------------------------------- -------------------------------------- --------------------------------------
Ronald Langley, Chairman of the Board                   427,932                                  0
of Directors
---------------------------------------- -------------------------------------- --------------------------------------
Richard H. Sharpe, Chief Operating                       75,149                                  0
Officer
---------------------------------------- -------------------------------------- --------------------------------------
Gary W. Burchfield, Chief Financial                      21,042                                  0
Officer and Treasurer
---------------------------------------- -------------------------------------- --------------------------------------
James F. Mosier, General Counsel and                     21,042                                  0
Secretary
---------------------------------------- -------------------------------------- --------------------------------------
All current executive officers, as a                  1,057,223                                  0
group (7 persons)
---------------------------------------- -------------------------------------- --------------------------------------
All current directors who are not                         9,000                              5,346
executive officers, as a group (6
persons)
---------------------------------------- -------------------------------------- --------------------------------------
All employees, including all current                  1,082,223                                  0
officers who are not executive
officers, as a group (9 persons)
---------------------------------------- -------------------------------------- --------------------------------------

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

         Approval of this proposal requires a number of votes "For" the proposal that represents a majority of the shares present or represented by proxy and voting at the Annual Meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the outcome of the vote.

         As described above, the 2000 Plan is intended to preserve the treatment of option-related compensation as "performance-based compensation" for purposes of Section 162(m) of the Code. By approving this proposal, the shareholders will be approving, among other things, the eligibility requirements for participation in the 2000 Plan and the Grant Limit.

         The Board of Directors believes that adoption of the proposed 2000 Plan is in the best interests of the Company and its shareholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 2000 PLAN.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company has an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating Committee.

The Executive Committee currently consists of Messrs. Langley (Chairman), Hart, and Weil. The Executive Committee may exercise substantially all the powers vested in the Board of Directors except for certain actions as prescribed by California law.

The Audit Committee consists of Messrs. Ruppert (Chairman), Foulkrod, and Williams, none of whom has been or is an officer or employee of the Company. In 1999, this Committee met seven times. The functions of the Audit Committee include reviewing the accounting principles and practices employed by the Company and its subsidiaries; meeting with the Company"s independent auditors to review their reports on their audits of the Company"s financial statements, their comments on the internal accounting controls of the Company and the action taken by management with regard to such comments; reviewing auditor independence; issuing an Audit Committee report to shareholders; and recommending annually to the Board of Directors the appointment of the Company"s independent auditors. The Audit Committee has the authority, in its discretion, to order interim and unscheduled audits and to perform such other duties as may be assigned to it from time to time by the Board of Directors.

The Compensation Committee consists of Messrs. Weil (Chairman), Foulkrod, and Ruppert, none of whom was or is an officer or employee of the Company. The Compensation Committee met one time in 1999. The functions of the Compensation Committee include reviewing and approving the overall executive compensation program for officers of the Company and its subsidiaries, considering and reviewing compensation levels for services as a member of the Board of Directors, approving individual executive officer compensation packages and recommending to the Board of Directors modifications of the compensation package for the Chief Executive Officer. The Compensation Committee"s goals are to attract and retain qualified directors and key executives critical to the long-term success of the Company, to reward executives for the long-term success of the Company and the enhancement of shareholder value, and to integrate executive compensation with both annual and long-term financial results of the Company.

The Nominating Committee met one time in 1999. Its members consist of Messrs. Langley (Chairman), Ruppert, and Hart. The Committee will consider nominees recommended by shareholders; such recommendations must be submitted in writing to the Committee.

DIRECTORS' ATTENDANCE

In 1999, there were five meetings of the Board of Directors of the Company. All of the directors attended 75% or more of the aggregate of their respective Board of Directors and Committee meetings.

DIRECTORS' COMPENSATION

Directors who are not officers or employees of the Company or its subsidiaries receive a retainer of $15,000 per year, $1,000 for each Board and Committee meeting attended in person and $500.00 for each telephonic Board and Committee meeting attended. There is a limit of $4,000 per day in Board and Committee fees to any one director. In line with the recent study by William M. Mercer, Incorporated, the annual retainer for each nonemployee member of the Board of Directors was increased to $20,000 effective July 1, 2000; see Report of the Compensation Committee.


                    EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth information concerning the compensation for fiscal year 1999 of the (i) Chief Executive Officer of the Company (ii) the four other highly compensated executive officers of the Company as of December 31, 1999 whose salary and bonus exceeded $100,000. (Messrs. Langley, Hart, Sharpe, Burchfield, and Mosier are sometimes hereinafter referred to as "Named Officers"). Amounts under the caption "Bonus" are amounts earned for performance during the year including amounts paid after the end of the year.

                                    SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                                                     Compensation
                                               Annual Compensation      Awards
                                               -------------------      ------
                                                                       Securities
                                                                       Underlying
                                                                        Options       All Other
NAME AND  PRINCIPAL POSITION     Year        Salary           Bonus     (Shares)     Compensation
                                 ----        ------           -----     --------     ------------
Chief Executive Officer:
-----------------------
John R. Hart(1) (2)              1999        $800,000            -0-         -0-      $29,840(7)
  President and Chief            1998        $800,000            -0-         -0-      $22,000(7)
  Executive Officer              1997        $800,000(2)         -0-         -0-           -0-


Executive Officers
------------------
Ronald Langley(2) (3)            1999        $800,000            -0-         -0-      $29,840(7)
  Chairman of the                1998        $800,000            -0-         -0-      $22,000(7)
  Board of Directors             1997        $800,000(2)         -0-         -0-           -0-


Richard H. Sharpe(4)             1999        $192,570            -0-         -0-      $29,840(7)
  Chief Operating Officer        1998        $199,029            -0-         -0-      $22,000(7)
                                 1997        $165,317       $18,340          -0-           -0-


Gary W. Burchfield(5)            1999        $141,750            -0-         -0-      $26,121(7)
  Chief Financial Officer        1998        $164,640            -0-         -0-      $20,930(7)
  And Treasurer                  1997        $135,000       $13,500          -0-      $15,618(7)


James F. Mosier(6)               1999        $131,985            -0-         -0-      $24,323(7)
  General Counsel                1998        $126,910            -0-         -0-      $18,512(7)
  and Secretary                  1997        $113,017       $12,570          -0-      $12,796(7)

----------

(1) Mr. Hart became President and CEO of the Company on November 20, 1996. Prior to that time he was President and CEO of Physicians Insurance Company of Ohio since July 15, 1995.

(2) Mr. Langley and Mr. Hart were each compensated $533,328 by the Company for consulting services in 1997 in the areas of investment banking, investment portfolio analysis, and analysis of operations. In addition, Mr. Langley and Mr. Hart entered into consulting agreements with a subsidiary of Global Equity Corporation for annual compensation of $266,672 each for consulting services in the areas of investment banking, investment portfolio analysis, and analysis of operations. On December 31, 1997, Mr. Langley and Mr. Hart each signed employment agreements with the Company on terms substantially similar to the consulting agreements.

(3) Mr. Langley became Chairman of the Board of Directors of Physicians Insurance Company of Ohio on July 15, 1995. He became Chairman of the Board of Directors of the Company on November 20, 1996.

(4) Mr. Sharpe became Chief Operating Officer of Physicians Insurance Company of Ohio on June 3, 1994. He became Chief Operating Officer of the Company on November 20, 1996.

(5) Mr. Burchfield became Chief Financial Officer and Treasurer of Physicians Insurance Company of Ohio on November 3, 1995. He became Chief Financial Officer and Treasurer of the Company on November 20, 1996.

(6) Mr. Mosier became General Counsel and Secretary of Physicians Insurance Company of Ohio in 1984. He became General Counsel and Secretary of the Company on November 20, 1996.

(7) Represents amounts contributed by the Company to the PICO Holdings, Inc. Employees 401(k) Retirement Plan and Trust. This retirement plan conforms to the requirements of the Employee Retirement Income Security Act.

                        OPTION GRANTS IN LAST FISCAL YEAR

None of the Named Officers received options during the year ended December 31, 1999.

                 OPTION EXERCISES AND FISCAL 1999 YEAR-END VALUE

The following table provides information concerning options held as of December 31, 1999 by the Named Officers. No options were exercised in 1999 by such individuals.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                       Number of Securities Underlying                    Value of Unexercised
                                                 Unexercised                              In-the-Money-Options
                                             Options at 12/31/99                             At 12/31/99 (1)
                                             -------------------                             ---------------


       NAME                          EXERCISABLE            UNEXERCISABLE            EXERCISABLE          UNEXERCISABLE
       ----                          -----------            -------------            -----------          -------------
Ronald Langley(2)                      555,863                   -0-                     -0-                   -0-

John R. Hart(2)                        613,170                   -0-                     -0-                   -0-

Richard H. Sharpe                       60,119                   -0-                     -0-                   -0-

Gary W. Burchfield                      42,083                   -0-                     -0-                   -0-

James F. Mosier                         42,083                   -0-                     -0-                   -0-

----------

(1) Based on the closing price of the Company's Common Stock on December 31, 1999 on the Nasdaq National Market of $12.3125 per share.

(2) The number of options shown above for Mr. Langley and Mr. Hart includes the right to purchase shares of the Company under Call Option Agreements assumed by the Company in August 1998; see Stock Ownership of Certain Beneficial Owners and Management, footnote 4.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

Mr. Langley and Mr. Hart each entered into employment agreements effective December 31, 1997 with the Company. Total compensation to Mr. Langley and Mr. Hart under these employment agreements is $800,000 each on an annual basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to a rights offering conducted by the Company in March 2000, an investment partnership named PICO Equity Investors, L.P. acquired on March 28, 2000, 3,333,333 newly issued shares which were not subscribed for in the rights offering. PICO Equity Investors, L.P. is managed by PICO Equity Investors Management, LLC. PICO Equity Investors Management, LLC is owned by Mr. Langley, Mr. Hart and Mr. Weil. PICO Equity Investors Management, LLC will exercise all voting and investment decisions with respect to these 3,333,333 shares for up to ten years. The interest of PICO Equity Investors Management, LLC in any profits and losses earned on this investment will be proportional to the capital contributions made to PICO Equity Investors, L.P. by the partners; i.e., 1,000/50,001,000. There are no other fees or other management compensation of any kind payable to Mr. Langley, Mr. Hart, and Mr. Weil.

                      REPORT OF THE COMPENSATION COMMITTEE

This report of the Compensation Committee, and the Stock Price Performance Graph set forth below, shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Securities Exchange Act of 1934, as amended (the "Exchange Act") except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

COMMITTEE MEMBERS

The three-member Compensation Committee of the Board of Directors is a standing committee composed entirely of outside Directors. Mr. Weil is the chairman and Mr. Foulkrod and Dr. Ruppert are the other members.

COMMITTEE FUNCTIONS

The Compensation Committee is responsible for assuring that all of the executive compensation programs of the Company are developed, implemented, and administered in a way that supports the Company's fundamental philosophy that a significant portion of executive compensation should be effectively linked to Company performance.

The Compensation Committee meets on a regularly scheduled basis. It reviews and approves the overall executive compensation program which includes both base pay and incentive compensation. It considers and approves individual executive officer compensation packages based on recommendations of the Company's Chief Executive Officer. It recommends, for the approval of the full Board, any modification to the compensation package of the Company's Chief Executive Officer.

The Compensation Committee also reviews the level of compensation paid to nonemployee members of the Company's Board of Directors and makes recommendations to the Board of Directors to modify the level of nonemployee directors compensation when appropriate.

EXECUTIVE COMPENSATION PHILOSOPHY

The Board of Directors of the Company's predecessor retained an independent compensation expert, William M. Mercer, Incorporated ("Mercer"). In 1996, Mercer conducted an analysis of marketplace executive compensation levels. The scope of Mercer's study covered the Company's Chairman and President and Chief Executive Officer. The objectives of Mercer's study were as follows:

o Analyze the scope, responsibilities and skill requirements of the jobs performed by Messrs. Langley and Hart and compare and contrast to comparable benchmark executive positions found in the marketplace.

o Develop an appropriate methodology for selecting comparable benchmark jobs, industry categories and a peer group of companies comparable to the Company in terms of business focus, industry classification and size; and competition for senior executives with the skills, expertise and talent demonstrated by the Company's top two executives.

o For the appropriate benchmark jobs, industry category and peer company group, collect information on marketplace compensation levels and practices from compensation surveys and peer company proxy statements. The companies included in the peer company group are not necessarily those included in the Nasdaq Insurance Stock Index used to determine the most relevant marketplace compensation levels and to compare actual Company compensation levels.

o Develop alternate approaches for structuring the total compensation package for the Company's top two executives, in terms of compensation elements to be used, the mix of total pay and how short and long term incentive compensation might be structured to accurately reflect performance.

Mercer's study recommended to the Compensation Committee a compensation strategy with the following objectives:

o        To provide a total compensation package that:

         - is competitive with market rates for executives with similar skill, talent and job requirements.

         - is closely linked to the Company's strategy and the role of covered executives in building shareholder value through growing the book value and, ultimately, the market value of the Company.

o        To retain critical executive talent by:

         - providing a reasonable and competitive level of current income (cash flow).

         - providing for loss of future incentive opportunity if an executive terminates employment before unrealized investment gains are realized.

o        To link executive rewards to shareholder interests by:

         - tying incentive awards to growth in book value which ultimately translates into increased market price per share (as investments are liquidated for gains, and the Company grows earnings).

         -        granting additional stock options in the future.

The Compensation Committee believes that to accomplish these goals, the executive compensation program should be based on three distinct components: base pay, annual incentives, and long-term incentives. The Company obtains industry and peer group surveys, and consults with independent experts, to evaluate the Company's executive compensation programs in comparison with those offered by its comparable competitors.

In March 2000, the Compensation Committee asked Mercer to examine the present level of stock options granted to the Company's management, to recommend an appropriate level of stock options to be granted in the future to the Company's management, and to review the level of compensation paid to the Company's nonemployee directors. The Compensation Committee believed such a review by Mercer was necessary in order to assist the Company in retaining and attracting qualified directors and executives, and to link executive and director rewards to the long term interests of the Company's shareholders. Mercer's study recommended that additional stock options be granted to management to enhance the Company's ability to retain and attract key executives. Mercer's study also recommended that, to enable the Company to remain competitive and to continue to be able to retain and attract qualified members of the Board of Directors and to align directors long term interests with those of shareholders, nonemployee directors compensation should be increased and should contain an element of stock options granted annually. The nonemployee directors options granted annually will vest immediately as a further incentive to nonemployee directors and to further link nonemployee director's compensation with the Company's performance. In line with the recent study by Mercer, with respect to annual cash remuneration paid to nonemployee directors, the board approved the Compensation Committees recommendation that the Company's annual retainer fee be increased to $20,000 per nonemployee director.

The Compensation Committee has considered amendments to the Internal Revenue Code denying deductions for annual compensation to certain executives in excess of $1 million, subject to certain exceptions. The Company's compensation structure has been such that it does not believe that it is likely that the $1 million cap will affect the Company in the near future. The Internal Revenue Service has issued proposed regulations which, among other things, provide for a transition period of three years for plans previously approved by shareholders. The Company is studying the proposed regulations, but has not yet determined what steps may be required or desirable with respect to its existing plans.

EXECUTIVE COMPENSATION PROGRAM

The features of the executive compensation program as recommended by Mercer and approved by the Compensation Committee are:

BASE COMPENSATION. A fixed rate, to be reviewed annually. Future adjustments will take into account movement in executive compensation levels, changes in job responsibilities, and the size of the Company.

INCENTIVE AWARDS. Based on growth of book value per share in a fiscal year. Awards are earned when a pre-determined threshold is surpassed. If book value per share of the Company exceeds this threshold, the incentive award is equal to 5% of the increase in book value per share multiplied by the number of shares outstanding at the beginning of the fiscal year. The threshold for 1999 was 23%.

GOALS OF COMPENSATION COMMITTEE

The Compensation Committee attempts to align executive compensation with the value achieved by the executives for the Company's shareholders. The Company's compensation program for executives emphasizes a combination of base salary, discretionary bonuses, and stock options designed to attract, retain, and motivate executives who will maximize shareholder value. The Compensation Committee considers individual and Company performance, as well as compensation paid by comparable companies.

Executives also participate in other employee benefit programs, including health insurance, group life insurance, and the Company's 401(k) Plan.

DISCUSSION OF 1999 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

No bonus was paid with respect to the Company's performance in 1999. In 1997, the Compensation Committee recommended to the Board of Directors, and the Board of Directors accepted the recommendation, that it was appropriate for the CEO and the Chairman to be compensated as employees, rather than as consultants. Accordingly, effective December 31, 1997, the CEO and Chairman entered into employment agreements with the Company.

As stated above, the Compensation Committee believes the interest of Company shareholders is best served by aligning the CEO's short-term compensation, over and above competitive fixed annual rate of pay, with an increase in the Company's book value per share which will ultimately be reflected in higher market values per share. Specifically, a threshold was set at 80% of the S&P 500's annualized total return for the five previous calendar years. For 1999, this threshold was approximately 23%. Since the Company's book value per share decreased in 1999, and did not exceed the threshold, no bonus was payable for 1999.

In light of the Global Equity Corporation options converted to options to buy the Company's stock in 1998 and the Company's assumption of the Guinness Peat Group, plc call option agreements in 1998, the Compensation Committee did not grant any options to the CEO in 1999.

The Committee believes that the compensation provided by this combination of fixed annual compensation, and short-term and long term incentives provides a mechanism to fairly compensate the CEO while providing the CEO with a strong incentive to maximize shareholder value.

June 28, 2000                          Compensation Committee


                                       John D. Weil, Chairman
                                       S. Walter Foulkrod, III, Esq.
                                       Richard D. Ruppert, MD


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Weil and Foulkrod, and Dr. Ruppert, serve as members of the Compensation Committee. None of these individuals had any of the interlock relationships requiring disclosure.

                          STOCK PRICE PERFORMANCE GRAPH

The graph below compares cumulative total return of the Company, the Nasdaq Insurance Stocks Index, and the Nasdaq Stock Market (U.S. Companies) for the period January 1, 1995 through December 31, 1999.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
 AMONG PICO HOLDINGS, INC., NASDAQ INSURANCE STOCK INDEX AND RUSSELL 2000 INDEX

[PERFORMANCE GRAPH]


                                             Dec-94       Dec-95       Dec-96      Dec-97         Dec-98         Dec-99
PICO Holdings                                100.00       127.27       150.00      234.09          96.36          89.55
NASDAQ Insurance Stock Index                 100.00       139.61       158.28      194.19         194.07         204.81
Russell 2000 Index                           100.00       126.21       144.84      174.56         168.54         201.61

                     Assumes $100 invested on Jan. 1, 1995
                        Fiscal Year Ending Dec. 31, 1999

The graph assumes $100 was invested on January 1, 1995 in the Company's Common Stock, the Nasdaq Stock Market (U.S. Companies) Index, and the Nasdaq Insurance Stocks Index, and that all dividends were reinvested. The performance of PICO Holdings, Inc. stock on this graph represents the historical performance of shares of Citation Insurance Group, which was renamed PICO Holdings, Inc. on November 20, 1996. It does not represent the historical stock performance of Physicians Insurance Company of Ohio.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

Based on a review of the copies of these reports received by the Company and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all filing requirements have been complied with on a timely basis for the fiscal year ended December 31, 1999.

                              INDEPENDENT AUDITORS

Deloitte & Touche LLP was the Company's independent auditing firm for fiscal year 1999 and has been appointed by the Board of Directors as the Company's independent auditing firm for fiscal year 2000. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have the opportunity to make any statements they desire, and will be available to respond to appropriate questions from shareholders.

                             SOLICITATION OF PROXIES

The Board of Directors is not aware of any matters other than those specifically stated in the Notice of Annual Meeting which are to be presented for action at the meeting. However, should any further matter requiring a vote of the shareholders arise, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

The cost of this solicitation of proxies is being borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may use the services of one or more directors, officers or other regular employees of the Company (who will receive no additional compensation for their services in such solicitation) to solicit proxies personally and by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse such firms or persons for reasonable expenses actually incurred by them in so doing.

                       SHAREHOLDER NOMINATION OF DIRECTORS

Nominations other than those made by the directors of the Company must be in writing and be delivered or mailed to the Secretary of the Company not less than 60 days prior to the Annual Meeting. Such nominations must include the information regarding each nominee required by the Bylaws of the Company. Nominations not made according to these procedures will be disregarded.

                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices no later than March 9, 2001, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                          TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

July 7, 2000

                                                                      APPENDIX 1


                               PICO HOLDINGS, INC.
                       2000 NONSTATUTORY STOCK OPTION PLAN

1.       ESTABLISHMENT, PURPOSE AND TERM OF PLAN.
         ---------------------------------------

         1.1 ESTABLISHMENT. The PICO Holdings, Inc. 2000 Nonstatutory Stock Option Plan (the "PLAN") is hereby established effective as of April 7, 2000, the date of its adoption by the Board (the "EFFECTIVE DATE").

         1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

         1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed.

2.       DEFINITIONS AND CONSTRUCTION.
         ----------------------------

         2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                  (a) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "BOARD" also means such Committee(s).

                  (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                  (c) "COMMITTEE" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                  (d) "COMPANY" means PICO Holdings, Inc., a California corporation, or any successor corporation thereto.

                  (e) "CONSULTANT" means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

                  (f) "DIRECTOR" means a member of the Board or of the board of directors of any other Participating Company.

                  (g) "DISABILITY" means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee's position with the Participating Company Group because of the sickness or injury of the Optionee.

                  (h) "EMPLOYEE" means any person treated as an employee (including, an Officer or a Director who is treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

                  (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (j) "FAIR MARKET VALUE" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                           (i) If, on such date, the Stock is listed on a
national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

                           (ii) If, on such date, the Stock is not listed on a
national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

                  (k) "INSIDER" means an Officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

                  (l) "NONSTATUTORY STOCK OPTION" means an Option not intended to be an incentive stock option within the meaning of Section 422(b) of the Code.

                  (m) "NONEMPLOYEE DIRECTOR" means a Director of the Company who is not an Employee.

                  (n) "NONEMPLOYEE DIRECTOR OPTION" means an Option granted to a Nonemployee Director pursuant to Section 7 of the Plan.

                  (o) "OFFICER" means any person designated by the Board as an officer of the Company.

                  (p) "OPTION" means a right to purchase Stock pursuant to the terms and conditions of the Plan. All Options shall be Nonstatutory Stock Options.

                  (q) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof. An Option Agreement may consist of a form of "Notice of Grant of Stock Option" and a form of "Stock Option Agreement" incorporated therein by reference, or such other form or forms as the Board may approve from time to time.

                  (r) "OPTIONEE" means a person who has been granted one or more Options.

                  (s) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                  (t) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation.

                  (u) "PARTICIPATING COMPANY GROUP" means, at any point in time, all corporations collectively which are then Participating Companies.

                  (v) "RULE 16B-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

                  (w) "SECTION 162(M)" means Section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66).

                  (x) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  (y) "SERVICE" means an Optionee's employment or service with the Participating Company Group, whether in the capacity of an Employee, Director or a Consultant. An Optionee's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee's Service. Furthermore, an Optionee's Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee's Option Agreement. The Optionee's Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee's Service has terminated and the effective date of such termination.

                  (z) "STOCK" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

                  (aa) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

         2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

3.       ADMINISTRATION.
         --------------

         3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option.

         3.2 AUTHORITY OF OFFICERS. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

         3.3 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

                  (a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

                  (b) to determine the Fair Market Value of shares of Stock or other property;

                  (c) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

                  (d) to approve one or more forms of Option Agreement;

                  (e) to amend, modify, extend, cancel or renew any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

                  (f) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee's termination of Service with the Participating Company Group;

                  (g) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

                  (h) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

         3.4 ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

         3.5 COMMITTEE COMPLYING WITH SECTION 162(M). If the Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

         3.6 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.       SHARES SUBJECT TO PLAN.
         ----------------------

         4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be one million two hundred thousand (1,200,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Option subject to a Company repurchase option and are repurchased by the Company at the Optionee's exercise price, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan.

         4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any change in the Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the Section 162(m) Grant Limit set forth in Section 5.3 and in the exercise price per share of any outstanding Options in order to prevent dilution or enlargement of Optionees' rights under the Plan. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this
Section 4.2 shall be final, binding and conclusive.

5.       ELIGIBILITY AND OPTION LIMITATIONS.
         ----------------------------------

         5.1 PERSONS ELIGIBLE FOR OPTIONS. Options may be granted only to Employees, Directors and Consultants, subject to the limitations and restrictions set forth in Section 5.2. For purposes of the foregoing sentence, "Employees," "Directors" and "Consultants" shall include prospective Employees, prospective Directors and prospective Consultants to whom Options are granted in connection with written offers of an employment or other service relationship with the Participating Company Group. Eligible persons may be granted more than one (1) Option. However, eligibility in accordance with this Section shall not entitle any person to be granted an Option, or, having been granted an Option, to be granted an additional Option.

         5.2 OPTION GRANT RESTRICTIONS. A Nonemployee Director Option may be granted only to a person who, at the time of grant, is a Nonemployee Director. All Options shall be Nonstatutory Stock Options.

         5.3 SECTION 162(M) GRANT LIMIT. Subject to adjustment as provided in
Section 4.2, at any such time as the Company is a "publicly held corporation" within the meaning of Section 162(m), no Employee or prospective Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than five hundred thousand (500,000) shares. An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

6.       TERMS AND CONDITIONS OF OPTIONS.
         -------------------------------

         Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and, except as otherwise set forth in Section 7 with respect to Nonemployee Director Options, shall comply with and be subject to the following terms and conditions:

         6.1 EXERCISE PRICE. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that the exercise price per share shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

         6.2 EXERCISABILITY AND TERM OF OPTIONS. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of twenty
(20) years after the effective date of grant of such Option and (b) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option (other than a Nonemployee Director Option), any Option granted hereunder shall terminate twenty (20) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

         6.3 PAYMENT OF EXERCISE PRICE.

                  (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent; (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Optionee having a Fair Market Value not less than the exercise price; (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"); (iv) provided that the Optionee is an Employee (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company's sole discretion at the time the Option is exercised, by delivery of the Optionee's promissory note in a form approved by the Company for the aggregate exercise price; provided that, if the Company is incorporated in the State of Delaware, the Optionee shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired; (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law; or (vi) by any combination thereof. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in
Section 8, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

                  (b) LIMITATIONS ON FORMS OF CONSIDERATION.

                           (i) TENDER OF STOCK. Notwithstanding the foregoing,
an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

                           (ii) CASHLESS EXERCISE. The Company reserves, at any
and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

                           (iii) PAYMENT BY PROMISSORY NOTE. No promissory note
shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine. The Board shall have the authority to permit or require the

Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

         6.4 TAX WITHHOLDING. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Optionee.

         6.5 REPURCHASE RIGHTS. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

         6.6 EFFECT OF TERMINATION OF SERVICE.

                  (a) OPTION EXERCISABILITY. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after an Optionee's termination of Service only during the applicable time period determined in accordance with this Section 6.6 and thereafter shall terminate:

                           (i) DISABILITY. If the Optionee's Service terminates
because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Option Agreement evidencing such Option (the "OPTION EXPIRATION DATE").

                           (ii) DEATH. If the Optionee's Service terminates
because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date. The Optionee's Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months (or such longer period of time as determined by the Board, in its discretion) after the Optionee's termination of Service.

                           (iii) TERMINATION AFTER CHANGE IN CONTROL. The Board
may, in its discretion, provide in any Option Agreement that if the Optionee's Service ceases as a result of "Termination After Change in Control" (as defined in such Option Agreement), then (1) the Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date, and (2) the exercisability and vesting of the Option and any shares acquired upon the exercise thereof shall be accelerated effective as of the date on which the Optionee's Service terminated to such extent, if any, as shall have been determined by the Board, in its discretion, and set forth in the Option Agreement. Notwithstanding the foregoing, if the Company and the other party to the transaction constituting a Change in Control agree to treat such transaction as a "pooling-of-interests" for accounting purposes and it is determined that the provisions or operation of this Section 6.6(a)(iii) would preclude treatment of such transaction as a "pooling-of-interests" and provided further that in the absence of the preceding sentence such transaction would be treated as a "pooling-of-interests," then this Section 6.6(a)(iii) shall be without force or effect, and the vesting and exercisability of the Option shall be determined under any other applicable provision of the Plan or the Option Agreement evidencing such Option.

                           (iv) OTHER TERMINATION OF SERVICE. If the Optionee's
Service terminates for any reason, except Disability, death or Termination After Change in Control, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee's Service terminated, but in any event no later than the Option Expiration Date.

                  (b) EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 11 below, the Option shall remain exercisable until six (6) months (or such longer period of time as determined by the Board, in its discretion) after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

                  (c) EXTENSION IF OPTIONEE SUBJECT TO SECTION 16(B). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee's termination of Service, or (iii) the Option Expiration Date.

         6.7 TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Option Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.       TERMS AND CONDITIONS OF NONEMPLOYEE DIRECTOR OPTIONS.
         ----------------------------------------------------

         Nonemployee Director Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions of Section 6 to the extent not inconsistent with this Section and the following terms and conditions:

         7.1 AUTOMATIC GRANT. Subject to the execution by a Nonemployee Director of an appropriate Option Agreement, Nonemployee Director Options shall be granted automatically and without further action of the Board, as follows:

                  (a) EFFECTIVE DATE OPTIONS. Each person who is a Nonemployee Director on the Effective Date shall be granted on such date an Option ("Effective Date Option") to purchase one thousand five hundred (1,500) shares of Stock.

                  (b) ANNUAL OPTIONS. On the date of each annual meeting of the shareholders of the Company, commencing with the annual meeting held in 2001, each Nonemployee Director (including any Director who previously did not qualify as a Nonemployee Director but who subsequently becomes a Nonemployee Director) who remains a Nonemployee Director immediately following such annual meeting shall be granted an Option (an "Annual Option") to purchase that number of whole shares of Stock determined by dividing (i) fifteen thousand dollars ($15,000) by
(ii) an amount equal to the estimated fair value of an option for one (1) share of Stock (the "FAIR VALUE PER SHARE") determined as of the date of such annual meeting using the Black-Scholes option pricing model in accordance with the following: The Company shall, at its expense, arrange with its independent accountants to make a determination of the applicable Fair Value Per Share as of the date of grant of the Nonemployee Director Options. The Black-Scholes option pricing model shall be applied to determine the applicable Fair Value Per Share in the same manner in which it is applied for the purposes of the Company's financial statement disclosures made in accordance with Statement of Financial Accounting Standards No. 123 ("SFAS 123"), taking into account those factors which the Company's independent accountants determine would be appropriate in applying the Black-Scholes option pricing model for purposes of SFAS 123 to an option having the same terms as the terms of the Nonemployee Director Options granted pursuant to this subsection (b).

                  (c) RIGHT TO DECLINE NONEMPLOYEE DIRECTOR OPTION. Notwithstanding the foregoing, any person may elect not to receive a Nonemployee Director Option by delivering written notice of such election to the Board no later than the day prior to the date such Nonemployee Director Option would otherwise be granted. A person so declining a Nonemployee Director Option shall receive no payment or other consideration in lieu of such declined Nonemployee Director Option. A person who has declined a Nonemployee Director Option may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date such Nonemployee Director Option would be granted pursuant to Section 7.1(a) or (b), as the case may be.

         7.2 EXERCISE PRICE. The exercise price per share of Stock subject to each Effective Date Option shall be fifteen dollars ($15.00), an amount in excess of the Fair Market Value of a share of Stock on the Effective Date. The exercise price per share of stock subject to each Annual Option shall be the Fair Market Value of a share of stock on the date of grant of the Annual Option.

         7.3 EXERCISABILITY AND TERM OF NONEMPLOYEE DIRECTOR OPTIONS. Each Nonemployee Director Option shall be fully vested and exercisable on the date of grant of the Option and thereafter until its termination; provided, however, that no Effective Date Option shall be exercisable prior to the date on which the shareholders of the Company initially approve the Plan. Each Nonemployee Director Option shall terminate and cease to be exercisable on the tenth (10th) anniversary of the date of grant of the Option, unless earlier terminated in accordance with the terms of the Plan or the Option Agreement evidencing such Option.

         7.4 EFFECT OF TERMINATION OF SERVICE. Subject to earlier termination of the Nonemployee Director Option as otherwise provided herein, each Nonemployee Director Option shall be exercisable after the Optionee's termination of Service only during the applicable time period determined in accordance with Section 6.6 and thereafter shall terminate; provided, however, that if an Optionee's Service terminates by reason of the Optionee ceasing to be a Director as a result of a Change in Control (as defined in Section 9, below), the Nonemployee Director Option, to the extent unexercised and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee at any time prior to the expiration of twelve (12) months after the date on which the Optionee's Service was so terminated, but in any event no later than the Option Expiration Date.

         7.5 TRANSFERABILITY OF NONEMPLOYEE DIRECTOR OPTIONS. During the lifetime of the Optionee, a Nonemployee Director Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Nonemployee Director Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonemployee Director Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

8.       STANDARD FORMS OF OPTION AGREEMENT.
         ----------------------------------

         8.1 OPTION AGREEMENT. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the appropriate form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

         8.2 AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of any standard form of Option Agreement described in this Section 8 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

9.       CHANGE IN CONTROL.
         -----------------

         9.1 DEFINITIONS.

                  (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

                  (b) A "CHANGE IN CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a "TRANSACTION") wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 9.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the "TRANSFEREE"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

         9.2 EFFECT OF CHANGE IN CONTROL ON OPTIONS. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "ACQUIRING CORPORATION"), may, without the consent of any Optionee, either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. In the event the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Change in Control, the exercisability and vesting of each such outstanding Option and any shares acquired upon the exercise thereof held by Optionees whose Service has not terminated prior to such date shall be accelerated, effective as of the date ten
(10) days prior to the date of the Change in Control, to such extent, if any, as shall have been determined by the Board, in its discretion, and set forth in the Option Agreement evidencing such Option. The exercise or vesting of any Option and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 9.2 and the provisions of such Option Agreement shall be conditioned upon the consummation of the Change in Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in

Section 9.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its discretion.

         9.3 FEDERAL EXCISE TAX UNDER SECTION 4999 OF THE CODE.

                  (a) EXCESS PARACHUTE PAYMENT. In the event that any acceleration of vesting pursuant to an Option and any other payment or benefit received or to be received by the Optionee would subject the Optionee to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an "excess parachute payment" under Section 280G of the Code, the Optionee may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under the Option in order to avoid such characterization. Notwithstanding the foregoing, if the Company and the other party to the transaction constituting a Change in Control agree to treat such transaction as a "pooling-of-interests" for accounting purposes and it is determined that the provisions or operation of this Section 9.3(a) would preclude treatment of such transaction as a "pooling-of-interests" and provided further that in the absence of the preceding sentence such transaction would be treated as a "pooling-of-interests," then this Section 9.3(a) shall be without force or effect.

                  (b) DETERMINATION BY INDEPENDENT ACCOUNTANTS. To aid the Optionee in making any election called for under Section 9.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an "excess parachute payment" to the Optionee as described in Section 9.3(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the "ACCOUNTANTS"). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Optionee the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Optionee. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Optionee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 9.3(b).

10.      PROVISION OF INFORMATION.
         ------------------------

         Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common shareholders.

11.      COMPLIANCE WITH SECURITIES LAW.
         ------------------------------

         The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

12.      TERMINATION OR AMENDMENT OF PLAN.
         --------------------------------

         The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's shareholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2) and (b) no other amendment of the Plan that would require approval of the Company's shareholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Option unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option without the consent of the Optionee, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.

13.      SHAREHOLDER APPROVAL.
         --------------------

         The Plan has been adopted by the Board subject to its approval by the Company's shareholders at the 2000 Annual Meeting of the shareholders, including any adjournment thereof (the "2000 Annual Meeting"). Any Option granted prior to the approval of the Plan by the Company's shareholders shall become exercisable no earlier than the date of shareholder approval of the Plan. In the event that such shareholder approval is not obtained at the 2000 Annual Meeting, each such Option shall terminate effective on the date of the 2000 Annual Meeting.

         IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the PICO Holdings, Inc. 2000 Nonstatutory Stock Option Plan as duly adopted by the Board on April 7, 2000.


                                           James F. Mosier
                                           Secretary

     PROXY                                                            PROXY


                               PICO HOLDINGS, INC.
                         875 PROSPECT STREET, SUITE 301
                           LA JOLLA, CALIFORNIA 92037

  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints John R. Hart and James F. Mosier, or either of them acting alone, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent, and to vote as designated below, all the shares of Common Stock of PICO Holdings, Inc. (the "Company") held of record by the undersigned on June 30, 2000 at the Annual Meeting of Shareholders to be held at the Museum of Contemporary Art, Coast Room, 700 Prospect Street, La Jolla, California 92037 on August 18, 2000 at 9:00 a.m. (PDT), and at any adjournment thereof.

           PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

                               PICO HOLDINGS, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


                                                     For    Withhold     For All
1.  Election of Two Directors, to Serve for          All      All        Except
    Three-Year Terms until the Annual Meeting        [ ]      [ ]         [ ]
    of Shareholders in 2003.
    NOMINEES: Richard D. Ruppert, MD,
              S. Walter Foulkrod, III, Esq.

    ------------------------------------------------
    (To withhold authority to vote for an individual nominee, strike a line through the nominee's name in the list above.)

2. To ratify the appointment of Deloitte & Touche, LLP as the Company's independent auditors for fiscal years
    1999 and 2000.

    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN


3.  To amend Article III of the Company's Articles of
    Incorporation to eliminate the Preferred Stock.

    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

4.  To approve the Company's 2000 Nonstatutory Stock
    Option Plan.

    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

5. In their discretion, the above named Proxies are authorized to vote upon each other item of business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN
THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.


------------------------------------------------
(Signature)


------------------------------------------------
(Signature if held jointly)


Dated:
      ------------------------------------------

Please sign exactly as your name(s) appears on your stock certificate. If such stock is held by joint tenants, both persons should sign.
When signing as attorney, executor,
administrator, trustee or guardian, please note your title as such. If the stock is registered in the name of a corporation, please sign in the corporation's name by the president or any other authorized officer. If the stock is registered in the name of a partnership, please sign in the partnership's name by an authorized person.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

            EVEN IF YOU ARE PLANNING TO ATTEND THE MEETING IN PERSON,
        YOU ARE URGED TO SIGN AND MAIL THIS PROXY IN THE RETURN ENVELOPE
              SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.